EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Chemokine Therapeutics Corp.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2004, relating to the financial statements of Chemokine Therapeutics Corp., which appears in the Registration Statement of Chemokine Therapeutics Corp. on Form SB-2 Amendment No. Three, No. 333-117858, filed with the Securities and Exchange Commission on December 17, 2004.

M.D. Sassi Company

/s/ M.D. Sassi Company

San Francisco, California

February 10, 2005